EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-291157 and 333-287715 on Form S-3 and Registration Statement No. 333-280736 on Form S-8 of our report dated March 17, 2026, relating to the financial statements of Oklo Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche, LLP

San Jose, California
March 17, 2026